EXHIBIT 32.1
SECTION 1350 CERTIFICATIONS
I, Greg Becker, certify, pursuant to 18 U.S.C. Section 1350, that, to my knowledge, the annual report of SVB Financial Group on Form 10-K for the year ended December 31, 2020, (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that the information contained in such Form 10-K fairly presents, in all material respects, the financial condition and results of operations of SVB Financial Group.

Date: March 1, 2021	/s/ GREG BECKER
Greg Becker
President and Chief Executive Officer
(Principal Executive Officer)
I, Daniel Beck, certify, pursuant to 18 U.S.C. Section 1350, that, to my knowledge, the annual report of SVB Financial Group on Form 10-K for the year ended December 31, 2020, (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that the information contained in such Form 10-K fairly presents, in all material respects, the financial condition and results of operations of SVB Financial Group.

Date: March 1, 2021	/s/ DANIEL BECK
Daniel Beck
Chief Financial Officer
(Principal Financial Officer)